Exhibit 10.1

SECOND AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of June 14, 2023, is entered into by and among GOLUB CAPITAL BDC 4, INC., a Maryland corporation (“GBDC 4”), GOLUB CAPITAL BDC 4 FUNDING LLC, a Delaware limited liability company (together with GBDC 4, the “Borrowers”), PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) for the Secured Parties, the Collateral Agent and a Lender, and PNC CAPITAL MARKETS LLC, as Structuring Agent.

WHEREAS, the Borrowers, the Administrative Agent, and the Structuring Agent have entered into that certain Revolving Credit and Security Agreement, dated as of July 8, 2022 (as amended by that certain First Amendment to Revolving Credit and Security Agreement, dated as of April 7, 2023, and as further amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto wish to make certain changes to the Credit Agreement, and the Administrative Agent and Lenders party hereto have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

Section 2. Amendments to the Credit Agreement. As of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

2.1.          Section 9.26 of the Credit Agreement is hereby amended and restated in its entirety as follows:

9.26         Debt Coverage Test. The Borrowers shall not permit, at any time, their “asset coverage” ratio for purposes of applicable laws and regulations applicable to GBDC 4’s status as a “business development company” under the Investment Company Act, to be less than the amount required to be maintained by GBDC 4 under such laws and regulations.

2.2.          Schedule II of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

Section 3. Conditions Precedent. Section 2 hereof shall become effective on the date on which the Administrative Agent shall have received the following (the “Effective Date”):

3.1.          a counterpart (or counterparts) to this Amendment, duly executed and delivered by each of the parties hereto;

3.2.          a Second Amended and Restated Fee Letter, duly executed and delivered by the Borrowers and dated as of the date hereof;

3.3.          a Facility Increase Request, duly executed and delivered by the Borrowers and dated as of the date hereof;

3.4.          resolutions (or similar authorizing documents) adopted by the Borrowers, authorizing the entry into the transactions contemplated by this Amendment, and certified by a Responsible Officer of the Borrowers that such resolutions are true and correct copies thereof and are in full force and effect;

3.5.          payment of all fees and other amounts due hereunder on or prior to the date hereof, including pursuant to any fee letter, and payment of all reasonable expenses required to be reimbursed or paid by Borrowers hereunder, including the reasonable and documented fees and disbursements of Cadwalader, Wickersham & Taft LLP and counsel to Administrative Agent in each applicable jurisdiction.

Section 4. Miscellaneous.

4.1.          Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

4.2.          References to the Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

4.3.          Representations and Warranties. Each Borrower hereby represents and warrants as of the date hereof that (a) this Amendment is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law); (b) no Event of Default or Potential Default has occurred and is continuing; (c) each Borrower hereby reaffirms all covenants applicable to it (to the extent the same are not amended hereby); and (d) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality, which such representation and warranty shall be true and correct in all respects) on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality, which such representation and warranty shall be true and correct in all respects) as of such earlier date.

4.4.          Reaffirmation of Obligations. Each Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any of the Borrowers’ obligations under the Loan Documents and do not constitute a novation of such obligations.

4.5.          Reaffirmation of Security Interests. Each Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting, and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

4.6.          Reaffirmation of Authority and Constituent Documents. The documents of the Borrowers, delivered to the Administrative Agent pursuant to Sections 6.1(c), 6.1(d), 6.1(e), and 6.1(f) of the Credit Agreement, and authorizing the entry into the transactions contemplated in the Loan Documents (including, without limitation, this Amendment), have not been rescinded, revoked, modified or amended in any respect, and are in full force and effect on the Effective Date.

4.7.          No Other Changes. Except as specifically amended by this Amendment, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.8.          No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent, the Structuring Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.9.          Governing Law. This Amendment and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

4.10.        Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Credit Agreement.

4.11.        Headings. Section headings in this Amendment are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

4.12.        Multiple Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS:

GOLUB CAPITAL BDC 4, INC., a Maryland corporation

By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer

GOLUB CAPITAL BDC 4 FUNDING LLC, a Delaware limited liability company

By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer

PNC – Golub BDC 4 – Second Amendment to Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ Lawrence Beller
	Name:	Lawrence Beller
	Title:	Executive Vice President

PNC – Golub BDC 4 – Second Amendment to Revolving Credit and Security Agreement

STRUCTURING AGENT:

PNC Capital Markets, LLC,
as Structuring Agent

By:	/s/ Lawrence Beller
	Name:	Lawrence Beller
	Title:	Managing Director

PNC – Golub BDC 4 – Second Amendment to Revolving Credit and Security Agreement

EXHIBIT A

SCHEDULE II

Lender Commitments

Lender	Commitment
PNC Bank, National Association	$145,000,000
Total	$145,000,000